UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report: January 28, 2005

MANATRON, INC.
(Exact name of registrant as
specified in its charter)

Commission File Number: 0-15264

Michigan (State or other jurisdiction of incorporation)	38-1983228 (IRS Employer Identification no.)

510 E. Milham Avenue Portage, Michigan (Address of principal executive offices)	49002 (Zip Code)

Registrant's telephone number,
including area code:  (269) 567-2900

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[ ]	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ]	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ]	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ]	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01.	Entry into a Material Definitive Agreement

          On January 14, 2005, Manatron, Inc. (the "Company") entered into a revolving credit loan agreement (the "Loan Agreement") with Comerica Bank (the "Bank"), which superseded and replaced the Company's previous revolving loan agreement with the Bank dated May 17, 2002 (the "2002 Agreement"). Under the Loan Agreement the Bank will provide the Company with a $6,000,000 revolving line of credit. The Company's borrowing limit is no longer limited based on the ratio of the Company's funded debt to EBITDA, as was the case under the 2002 Agreement. Any principal outstanding under the Loan Agreement will bear interest at a rate equal to the Bank's prime rate less .5%. The loan under the Loan Agreement is unsecured and terminates on August 1, 2007, the date on which payment of amounts owing under the Loan Agreement is due. The Loan Agreement contains standard events of default and affirmative and negative covenants, including covenants requiring maintenance of financial ratios based on the Company's tangible-net-worth and debt and its current assets and liabilities. As of this filing, the Company has not drawn on this line of credit.

SIGNATURES

          Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: January 28, 2005	MANATRON, INC. (Registrant)

	By:	/s/ Krista L. Inosencio
Krista L. Inosencio Chief Financial Officer